     As filed with the Securities and Exchange Commission on April 12, 2000
                                                      Registration No. 333-33362
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
               (Exact name of registrant as specified in charter)

                                ---------------
                         Semiconductor HOLDRS SM Trust
                                yet-to-be formed
                     [Issuer with respect to the receipts]

        Delaware                     6211                    13-5674085
     (State or other           (Primary Standard          (I.R.S. Employer
      jurisdiction                Industrial           Identification Number)
   of incorporation or        Classification Code
      organization)                 Number)

                                ---------------
                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

       Andrea L. Dulberg, Esq.                         Copies to:
         Corporate Secretary                        Andrew B. Janszky
   Merrill Lynch, Pierce, Fenner &                 Shearman & Sterling
         Smith Incorporated                       599 Lexington Avenue
          250 Vesey Street                      New York, New York 10022
      New York, New York 10281                       (212) 848-4000
           (212) 449-1000
 (Name, address, including zip code,
and telephone number, including area
     code, of agent for service)

    Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
                                                         Proposed
                                          Proposed       Maximum
 Title of Each Class of     Amount        Maximum       Aggregate     Amount of
    Securities to be         to Be     Offering Price    Offering    Registration
       Registered         Registered   Per Receipt(1)    Price(1)     Fee(2)(3)
---------------------------------------------------------------------------------
Semiconductor HOLDRS...  1,000,000,000      $100      $1,099,000,000   $290,136
                           receipts
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 10,000,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 990,000,000 receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.
(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.
(3) Merrill Lynch, Pierce, Fenner & Smith Incorporated previously paid on March 27, 2000 $2,640 of this Registration Fee.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We     +
+have filed a registration statement relating to these receipts with the       +
+Securities and Exchange Commission. We cannot sell these receipts until the + +registration statement becomes effective. This prospectus is not an offer to + +sell these receipts and we are not soliciting offers to buy these receipts in +
+any state where such offer or sale is not permitted.                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion
                  Preliminary Prospectus dated April 12, 2000

PROSPECTUS

                                     [LOGO]

                       1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS SM Trust

    The Semiconductor HOLDRS SM Trust will issue Depositary Receipts called Semiconductor HOLDRS SM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, develop, manufacture and market integrated circuitry and other products known as semiconductors, which allow for increased speed and functionality in components used in computers and other electronic devices. The Bank of New York will be the trustee. You only may acquire, hold or transfer Semiconductor HOLDRS in a round-lot amount of 100 Semiconductor HOLDRS or round-lot multiples. Semiconductor HOLDRS are separate from the underlying deposited common stocks that are represented by the Semiconductor HOLDRS. For a list of the names and the number of shares of the companies that make up a Semiconductor HOLDR, see "Highlights of Semiconductor HOLDRS--The Semiconductor HOLDRS" starting on page 11. The trust will issue the additional Semiconductor HOLDRS on a continuous basis.

    Investing in Semiconductor HOLDRS involves significant risks. See "Risk factors" starting on page 4.

    The initial public offering price for a round-lot of 100 Semiconductor HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

    Semiconductor HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

    Before this issuance, there has been no public market for Semiconductor HOLDRS. Application has been made to list the Semiconductor HOLDRS on the American Stock Exchange under the symbol "SMH".

                                  -----------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                    Initial Price Underwriting
                                                     to Public*       Fee
                                                    ------------- ------------
     Per Semiconductor HOLDR.......................                    2%

    ------
    * Includes underwriting fee.

    For purchases of Semiconductor HOLDRS in excess of        Semiconductor
HOLDRS, the underwriting fee will be   %.

                                  -----------

Merrill Lynch & Co.                                    A.G. Edwards & Sons, Inc.

                                  -----------

                   The date of this prospectus is    , 2000.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of Semiconductor HOLDRS.........................................  10
The Trust..................................................................  17
Description of Semiconductor HOLDRS........................................  17
Description of the Underlying Securities...................................  18
Description of the Depositary Trust Agreement..............................  20
Federal Income Tax Consequences............................................  23
ERISA Considerations.......................................................  24
Plan of Distribution.......................................................  24
Legal Matters..............................................................  25
Where You Can Find More Information........................................  25

                                ---------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Semiconductor HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Semiconductor HOLDRS in any jurisdiction where the offer or sale is not permitted.

      The Semiconductor HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership in the underlying securities though an investment in the Semiconductor HOLDRS.

                                    SUMMARY

     The Semiconductor HOLDRS trust will be formed under the depositary trust
agreement, dated as of    , 2000 among The Bank of New York, as trustee,
Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Semiconductor HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust will hold shares of common stock issued by 20 specified companies generally considered to be involved in various aspects of the semiconductor business. Companies involved in the semiconductor industry develop, manufacture and market integrated circuitry and other products made from semiconductors which allow for increased speed and functionality in components for computers and other electronic devices. The number of shares of each common stock held by the trust with respect to each round-lot of Semiconductor HOLDRS is specified under "Highlights of Semiconductor HOLDRS-- The "Semiconductor HOLDRS." This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

     Under no circumstances will a new company be added to the group of issuers of underlying securities.

     The trust will issue Semiconductor HOLDRS that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The Semiconductor HOLDRS are separate from the underlying common stocks that are represented by the Semiconductor HOLDRS.

                                  RISK FACTORS

      An investment in Semiconductor HOLDRS involves risks similar to investing in each of the underlying securities outside of the Semiconductor HOLDRS, including the risks associated with concentrated investments in semiconductor companies.

General Risk Factors

     . Loss of investment. Because the value of Semiconductor HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Semiconductor HOLDRS if the underlying securities decline in value.

     . Discount trading price. Semiconductor HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the semiconductor business. While the underlying securities are common stocks of companies generally considered to be involved in various aspects of the semiconductor business, the underlying securities and the Semiconductor HOLDRS may not necessarily follow the price movements of the entire semiconductor business generally. If the underlying securities decline in value, your investment in the Semiconductor HOLDRS will decline in value even if common stock prices of companies involved in the semiconductor business generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the semiconductor business. In this case, the Semiconductor HOLDRS may no longer consist of securities issued only by companies involved in the semiconductor business.

     . No investigation of underlying securities. The underlying securities included in the Semiconductor HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the semiconductor business, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Semiconductor HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of business developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Semiconductor HOLDRS may not necessarily continue to be a diversified investment in the semiconductor business. As a result of market fluctuation and/or reconstitution events, Semiconductor HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Semiconductor HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Semiconductor HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Semiconductor HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Semiconductor HOLDRS may be halted if trading in one or more of the underlying securities is halted. If so, you will not be able to trade Semiconductor

        HOLDRS even though there is trading in some of the underlying securities; however, you will be able to cancel your Semiconductor HOLDRS to receive the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose common stock is held in the trust falls below nine, the American Stock Exchange may consider delisting the Semiconductor HOLDRS. If the Semiconductor HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Semiconductor HOLDRS are listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Semiconductor HOLDRS are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, will purchase, in the secondary market, the underlying securities that will be deposited into the trust. Merrill Lynch may make these purchases before the deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the Semiconductor HOLDRS will be based on the closing market price of each of the underlying securities on the pricing date, Merrill Lynch may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, purchases the underlying securities then it will recognize a gain in connection with such purchases. Merrill Lynch may recognize this gain on any of the underlying securities that comprise the Semiconductor HOLDRS or on all of the underlying securities in the aggregate. The potential profit of Merrill Lynch also is affected by any hedging activities that it may engage in while it purchases the underlying securities in the secondary market for deposit into the trust. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Semiconductor HOLDRS, the selection of the semiconductor industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of Semiconductor HOLDRS by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the Semiconductor HOLDRS. Large volumes of purchasing activity, which may occur in connection with the issuance of Semiconductor HOLDRS, particularly in connection with the initial issuance of Semiconductor HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Temporary increases in the market price of the underlying securities may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from increases in the market price of the underlying securities that may occur as result of the increased purchasing activity in the underlying securities resulting from the issuance of the Semiconductor HOLDRS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of Semiconductor HOLDRS will also decline.

Risk Factors Specific to Companies Involved in the Semiconductor Business

     . Semiconductor company stock prices have been and will likely continue to be volatile, which will directly affect the price volatility of the Semiconductor HOLDRS, and you could lose all or part of your investment. The trading prices of the common stocks of semiconductor companies have been and are likely to be volatile. Semiconductor companies' stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

            . actual or anticipated variations in companies' quarterly operating results;

            . announcements of technological innovations or new services by semiconductor companies or their competitors;

            . announcements by semiconductor companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

            . failure to integrate or realize projected benefits from acquisitions;

            .  manufacturing yields;

            .  changes in government regulations; and

            .  fluctuations in quarterly and annual operating results.

            Other broad market and industry factors may decrease the stock price of semiconductor companies' stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also may decrease the market price of semiconductor companies' stocks.

     . The ability to maintain or increase market share depends on timely introduction and market acceptance of new products offered by semiconductor companies. The equipment manufacturing, data communications and storage, and telecommunications markets which semiconductor companies serve are characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements, pricing pressure and changing customer demands. It is necessary for semiconductor companies to adapt to rapidly changing technologies, adapt their services to evolving industry standards and to continually improve the price, performance, features and reliability of their products. They must quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products, or products which could make their products obsolete. In addition, the widespread adoption of new technologies could require substantial expenditures to modify or adapt the existing products offered by many semiconductor companies. New product research and development may be costly and time-consuming. Many semiconductor companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition.

     . Some of the companies involved in the semiconductor business are also engaged in other lines of business unrelated to the semiconductor business, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Semiconductor HOLDRS have lines of business that do not relate to the semiconductor business and which may present additional risks not mentioned in this prospectus. The operating results of these semiconductor companies may fluctuate as a result of these additional risks and events in the industries of these other lines of business. Despite a company's possible success in the semiconductor business, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

     . The semiconductor business is highly cyclical which may cause the operating results of many semiconductor companies to vary significantly. The semiconductor business is highly cyclical and has been subject to significant economic downturns at various times. These downturns are typically characterized by diminished product demand, production overcapacity, accelerated decline of average selling prices and reduced revenues. In addition, many semiconductor companies' operating results have been harmed in the past by industry-wide fluctuations in demand for semiconductors, resulting in under-utilization of companies' manufacturing capacity. Semiconductor company's revenues depend in large part on the continued growth of various electronics industries that use semiconductors, and can fluctuate dramatically depending on the supply and demand balance within the industry. Semiconductor companies' business could be harmed in the future by cyclical conditions in the semiconductor industry or by slower growth in any of the markets for semiconductor products.

     . Many semiconductor companies have created new technologies for the semiconductor industry and currently rely on a limited number of customers as purchasers of their products. Several semiconductor companies rely on a limited number of customers for their semiconductor products and services. If new customers do not adopt these technologies for use in their systems, the operating results and financial condition of these semiconductor companies may be adversely affected. In addition, many semiconductor products are marketed to equipment manufacturers who may be reluctant to change suppliers and incorporate different technologies into their products due to the significant costs associated with qualifying a new supplier. As a result, semiconductor companies may experience barriers to future sales opportunities.

     . Many semiconductor companies rely on a single supplier or a limited number of suppliers for the parts and raw materials used in their products, and if quality parts and materials are not delivered by the suppliers on a timely basis, these companies will not be able to manufacture and deliver their products on a timely schedule which could adversely affect their financial condition. Reliance on a single supplier or limited number of suppliers subjects many semiconductor companies to risks of delivery delays, price increases, receipt of non-conforming or poor quality components and inability to obtain long-term supplies of components. Any reduction or interruption in these third parties' supply or manufacturing could adversely affect many semiconductor companies' ability to deliver their products and meet customer needs, especially since many semiconductor companies do not maintain extensive inventories of parts and materials for manufacturing. There can be no assurance that semiconductor companies will not encounter problems with suppliers which may result in harm to their reputation and adversely affect their operations and financial condition.

     . The manufacturing processes are highly complex, costly and potentially vulnerable to impurities and other disruptions that can significantly increase costs and delay product shipments to customers. The manufacturing processes of many semiconductor companies are highly complex, require advanced and costly equipment and are continuously being modified in an effort to improve yields and product performance. Impurities or other difficulties in the manufacturing process can lower yields, interrupt production and result in loss of customers. As system complexity has increased and technologies have become more advanced, manufacturing tolerances have been reduced and requirements for precision have become even more demanding. There can be no assurance that semiconductor companies will not experience production difficulties that cause delivery delays and quality control problems.

     . The semiconductor business is very competitive, and a semiconductor company's failure to establish a customer base which uses its technologies would adversely affect its operating results. Semiconductor access services can be based on several different technologies, and the competition among semiconductor companies to convince a provider to select its technology can be intense. The semiconductor market is new and rapidly evolving and it is likely that competitors will expand their business to produce existing technologies as well as continue to develop new technologies which compete with, or make obsolete, the existing technologies. Failure to accurately identify emerging technological trends and demand for product features and performance characteristics could place a semiconductor company at a severe competitive disadvantage. Many semiconductor companies face significant competition from other companies which have greater market share and financial resources. These companies may be better positioned to finance research and development activities, and they may have greater resources with which to acquire other companies in the industry.

     . Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many semiconductor companies are active acquirers of other companies as part of their business plans. There can be no assurance that many semiconductor companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can be no assurance that these companies will be able to develop the capabilities necessary to exploit newly acquired technologies. There can also no be no assurance that these companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Furthermore, semiconductor companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

     . The international operations of many semiconductor companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many semiconductor companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

            .  general economic, social and political conditions;

            . the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

            . differing tax rates, tariffs, exchange controls or other similar restrictions;

            .  currency fluctuations;

            . changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

            . reduction in the number or capacity of qualified manufacturing subcontractors in international markets.

     . Inability to adequately protect proprietary rights may harm the competitive positions of many semiconductor companies. Many semiconductor companies rely on a combination of copyrights trademarks, service marks and trade secret law and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, semiconductor companies may be subject to claims that their products and services infringe the intellectual property rights of others.

        Patent disputes are possible and can preclude the successful introduction of new products and technologies. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require semiconductor companies to enter into royalty or licensing agreements.

     . Many semiconductor companies are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. The success of many semiconductor companies is highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these semiconductor companies will be able to continue to attract and retain qualified personnel.

                       HIGHLIGHTS OF SEMICONDUCTOR HOLDRS

      This discussion highlights information regarding Semiconductor HOLDRS; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Semiconductor HOLDRS.

Issuer......................  Semiconductor HOLDRS Trust.

The trust...................  The Semiconductor HOLDRS Trust will be formed under the depositary trust agreement, dated as
                              of    , 2000 among The Bank of New York, as
                              trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Semiconductor HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor...........  Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated.

Trustee.....................  The Bank of New York, a New York state-chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Semiconductor
 HOLDRS.....................  Semiconductor HOLDRS are designed to achieve the following:

                              Diversification. Semiconductor HOLDRS are designed to allow you to diversify your investment in the semiconductor business through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                              Flexibility. The beneficial owners of
                              Semiconductor HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Semiconductor HOLDRS, and can cancel their Semiconductor HOLDRS to receive each of the underlying securities represented by the Semiconductor HOLDRS.

                              Transaction costs. The expenses associated with trading Semiconductor HOLDRS are expected to be less than trading each of the underlying securities separately.

Trust assets................  The trust will hold shares of common stock issued by specified companies involved in the semiconductor business. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement--Reconstitution events." Under no circumstances will the common stock of a new company be added to the common stocks underlying the Semiconductor HOLDRS.

                              The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Semiconductor HOLDRS....
                              The trust will issue Semiconductor HOLDRS that represent your undivided beneficial ownership interest in the shares of U.S.-traded common stock held by the trust on your behalf. The Semiconductor HOLDRS themselves are separate from the underlying securities that are represented by the Semiconductor HOLDRS.

                              The specific share amounts for each round-lot of 100 Semiconductor HOLDRS will be determined on the pricing date so that the initial issue price will be approximately $90-$100 per Semiconductor HOLDR and the initial weightings of each underlying security included in the Semiconductor HOLDRS approximates the relative market capitalizations of the specified companies (based on the closing market prices of the underlying securities on the trading day immediately preceding the pricing date), subject to a maximum weight of 20%. For purposes of this preliminary prospectus, the indicative share amounts and the indicative weightings of each underlying security, based on market capitalizations as of the date of this preliminary prospectus, are set forth in the table below; however, such share amounts and weightings are expected to change during the period between the date of this preliminary prospectus and the pricing date.

                              After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                              The following chart provides the

                              . names of the 20 issuers of the underlying securities represented by the Semiconductor HOLDRS,

                              .  stock ticker symbols,

                              . indicative share amounts represented by a round-lot of 100 Semiconductor HOLDRS, (as of the date of this preliminary prospectus),

                              . indicative weightings as of the date hereof, and

                              .  principal market on which the shares of
                                 common stock of the selected companies are traded.

                                           Indicative            Primary
                                             Share    Indicative Trading
                  Name of Company   Ticker  Amounts   Weightings Market
                  ----------------  ------ ---------- ---------- -------
                  Texas
                   Instruments
                   Incorporated      TXN       12       19.61%    NYSE
                  Intel
                   Corporation       INTC      14       19.55%   NASDAQ
                  Applied
                   Materials, Inc.   AMAT      12       13.41%   NASDAQ
                  Micron
                   Technology,
                   Inc.               MU        4        4.98%    NYSE
                  Solectron
                   Corporation       SLR        9        4.25%    NYSE
                  Xilinx, Inc.       XLNX       5        4.15%   NASDAQ
                  Broadcom
                   Corporation       BRCM       2        3.77%   NASDAQ
                  LSI Logic
                   Corporation       LSI        5        3.66%    NYSE
                  Analog Devices,
                   Inc.              ADI        5        3.64%    NYSE
                  Teradyne, Inc.     TER        3        2.95%    NYSE
                  KLA-Tencor
                   Corporation       KLAC       3        2.77%   NASDAQ
                  Altera
                   Corporation       ALTR       3        2.77%   NASDAQ
                  Maxim Integrated
                   Products, Inc.    MXIM       4        2.68%   NASDAQ
                  Linear
                   Technology
                   Corporation       LLTC       5        2.55%   NASDAQ
                  National
                   Semiconductor
                   Corporation       NSM        3        2.05%   NASDAQ
                  Vitesse
                   Semiconductor
                   Corporation       VTSS       2        1.79%   NASDAQ
                  Atmel
                   Corporation       ATML       3        1.69%   NASDAQ
                  Advanced Micro
                   Devices, Inc.     AMD        2        1.51%   NASDAQ
                  Novellus Systems
                   Inc.              NVLS       2        1.18%   NASDAQ
                  Sandisk Corp.      SNDK       1        1.05%   NASDAQ

                              The actual share amounts and weightings will be determined on the pricing date and will appear in the final prospectus delivered in connection with sales of the Semiconductor HOLDRS. These companies generally are considered to be 20 of the largest and most liquid companies with U.S.- traded common stock involved in the semiconductor business, as measured by market capitalization and trading volume on April 11, 2000. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                              The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Semiconductor HOLDRS in a round-lot of 100 Semiconductor HOLDRS and round-lot multiples. The trust will only issue Semiconductor HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Semiconductor HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS.

                              The number of outstanding Semiconductor HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Semiconductor HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Public offering price.......  The initial public offering price for 100
                              Semiconductor HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee. It is expected that the initial public offering price will be approximately $90-$100 per Semiconductor HOLDR.

Purchases...................  After the initial offering, you may acquire
                              Semiconductor HOLDRS in two ways:

                              . through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                              . through a cash purchase in the secondary trading market.

Underwriting fees...........  If you purchase Semiconductor HOLDRS in the initial public offering, you will pay an underwriting fee equal to:

                              .  For purchases of      Semiconductor HOLDRs or
                                 fewer, 2%.

                              .For purchases in excess of      Semiconductor
                              HOLDRs,   %.

                              You will not be charged any issuance fee or other sales commission in connection with purchases of Semiconductor HOLDRS made in the initial public offering.

Issuance and cancellation     After the initial offering, if you wish to
fees........................  create Semiconductor HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Semiconductor
                              HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS. If you wish to cancel your Semiconductor HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS.

Commissions.................  If you choose to deposit underlying securities in order to receive Semiconductor HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch & Co., A.G. Edwards & Sons, Inc. or another broker.

Custody fees................  The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Semiconductor HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Semiconductor HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to
 Semiconductor HOLDRS.......  You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Semiconductor HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Semiconductor HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Semiconductor HOLDRS themselves will not have voting rights.

Rights relating to the
 underlying securities......  You have the right to:

                              . Receive all shareholder disclosure materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                              . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                              . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

                              If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Semiconductor HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events ......  A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

                              B. If the SEC finds that an issuer of underlying
                                 securities should be registered as an
                                 investment company under the Investment
                                 Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

                              C. If the underlying securities of an issuer
                                 cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Semiconductor HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Semiconductor HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

                             D. If an issuer's underlying securities are
                                delisted from trading on a national
                                securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date such securities are delisted.

                             If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination events.........  A. The Semiconductor HOLDRS are delisted from the American Stock Exchange and are not
                                listed for trading on another national
                                securities exchange or through NASDAQ within five business days from the date the Semiconductor HOLDRS are delisted.

                             B. The trustee resigns and no successor trustee
                                is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                             C. 75% of beneficial owners of outstanding
                                Semiconductor HOLDRS vote to dissolve and liquidate the trust.

                             If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax           The federal income tax laws will treat a U.S.
consequences ..............  holder of Semiconductor HOLDRS as directly owning the underlying securities. The
                             Semiconductor HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing....................
                             Application has been made to list the
                             Semiconductor HOLDRS on the American Stock
                             Exchange under the symbol "SMH". Trading will take place only in round-lots of 100 Semiconductor HOLDRS and round-lot multiples. A minimum of 150,000 Semiconductor HOLDRS will be required to be outstanding when trading begins.

Trading....................  Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100
                             Semiconductor HOLDRS. Bid and ask prices, however, will be quoted per single
                             Semiconductor HOLDRS.

Clearance and settlement....
                              The trust will issue Semiconductor HOLDRS in book-entry form. Semiconductor HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Semiconductor HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the Semiconductor HOLDRS trust. You should read this information about the depositary trust agreement as well as the depositary trust agreement before you purchase Semiconductor HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Semiconductor HOLDRS trust. The trust will be formed pursuant to the
depositary trust agreement, dated as of     , 2000. The Bank of New York will
be the trustee. The Semiconductor HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

      The Semiconductor HOLDRS trust is intended to hold deposited shares for the benefit of owners of Semiconductor HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                      DESCRIPTION OF SEMICONDUCTOR HOLDRS

      The trust will issue Semiconductor HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Semiconductor HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Semiconductor HOLDRS in a round-lot of 100 Semiconductor HOLDRS and round-lot multiples. The trust will only issue Semiconductor HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Semiconductor HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS.

      Semiconductor HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Semiconductor HOLDRS--The Semiconductor HOLDRS."

      Beneficial owners of Semiconductor HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Semiconductor HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." Semiconductor HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Semiconductor HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Semiconductor HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Semiconductor HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      Semiconductor HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Semiconductor HOLDRS will be available only in book-entry form. Owners of Semiconductor HOLDRS may hold their Semiconductor HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stocks of a group of 20 specified companies involved in various aspects of the semiconductor business and whose common stock is registered under Section 12 of the Exchange Act. The issuers of the underlying securities are considered to be 20 of the largest capitalized, most liquid companies involved in the semiconductor business as measured by market capitalization and trading volume. The following criteria were used in selecting the underlying securities on April 11, 2000:

     .  Market capitalization equal to or greater than $6.5 billion;

     . Average daily trading volume of at least 1.8 million shares over the 60 trading days before April 11, 2000;

     . Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to April 11, 2000) of at least $150 million over the 60 trading days before April 11, 2000; and

     .  A trading history of at least 90 calendar days.

      The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company was to be considered for inclusion in the Semiconductor HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the semiconductor business. In this case, the Semiconductor HOLDRS may no longer consist of securities issued by companies involved in the semiconductor business. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the semiconductor business and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Semiconductor HOLDRS, please refer to "Highlights of Semiconductor HOLDRS--The Semiconductor HOLDRS." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire Semiconductor HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc. or any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table and graph set forth the composite performance of all of the underlying securities represented by a single Semiconductor HOLDR based upon the indicative share amounts set forth in the table on page 12 of this preliminary prospectus, on April 17, 1998, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month to April 11, 2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.

1998               Value
----               -----
April 17.......... 20.91
April 30.......... 22.18
May 29............ 18.46
June 30........... 18.58
July 31........... 19.97
August 31......... 15.70
September 30...... 18.11
October 30........ 21.58
November 30....... 24.87
December 31....... 28.98

1999               Value
----               -----
January 29........ 35.21
February 26....... 30.23
March 31.......... 31.87
April 30.......... 32.16
May 28............ 32.56
June 30........... 40.34
July 30........... 42.10
August 31......... 47.33
September 30...... 45.60
October 29........ 49.88
November 30....... 53.35
December 31....... 61.03

2000               Value
----               -----
January 31........ 66.12
February 29....... 89.94
March 31.......... 96.33
April 11.......... 93.65

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of    , 2000, among
Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Semiconductor HOLDRS, provides that Semiconductor HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Semiconductor HOLDRS. You may create and cancel Semiconductor HOLDRS only in round-lots of 100 Semiconductor HOLDRS. You may create Semiconductor HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Semiconductor HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Semiconductor HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS. Similarly, you must surrender Semiconductor HOLDRS in integral multiples of 100 Semiconductor HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, to the extent that any cancellation of Semiconductor HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of Semiconductor HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Semiconductor HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to Semiconductor HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Semiconductor HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Semiconductor HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Semiconductor HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Semiconductor HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Semiconductor HOLDRS.

      Further issuances of Semiconductor HOLDRS. The depositary trust agreement provides for further issuances of Semiconductor HOLDRS on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

    A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Semiconductor HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Semiconductor HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Semiconductor HOLDRS will surrender their Semiconductor HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Semiconductor HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the Semiconductor HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Semiconductor HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Semiconductor HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Semiconductor HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Semiconductor HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Semiconductor HOLDRS.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Semiconductor HOLDRS. If you wish to create Semiconductor HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS. If you wish to cancel your Semiconductor HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create Semiconductor HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch & Co., A.G. Edwards & Sons, Inc. or another broker.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Semiconductor HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Semiconductor HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and Semiconductor HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Semiconductor HOLDRS.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Semiconductor HOLDRS for:

     .  a citizen or resident of the United States;

     . a corporation or partnership created or organized in the United States or under the laws of the United States;

     . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     . or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

     . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Semiconductor HOLDRS as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes.

Taxation of Semiconductor HOLDRS

      A receipt holder purchasing and owning Semiconductor HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Semiconductor HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Semiconductor HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security. With respect to purchases of Semiconductor HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Semiconductor HOLDRS. Similarly, with respect to sales of Semiconductor HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Semiconductor HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Semiconductor HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Semiconductor HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. receipt holders

      Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership in the underlying securities through an investment in the semiconductor HOLDRS.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Semiconductor HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Semiconductor HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Semiconductor HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated and A.G. Edwards & Sons, Inc. propose to offer the Semiconductor HOLDRS to the public at the offering price set forth on the cover page of this prospectus which includes an underwriting fee of 2%. Merrill Lynch, Pierce, Fenner & Smith Incorporated will provide Semiconductor HOLDRS to A.G. Edwards & Sons, Inc. at the public offering price, as set forth on the cover page of this prospectus, less a concession that is not in excess of 1.5%. We expect the trust to deliver the initial distribution of Semiconductor HOLDRS against
deposit of the underlying securities in New York, New York on     , 2000. After
the initial offering, the public offering price, concession and discount may be changed. The trust will continue to issue Semiconductor HOLDRS, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of Semiconductor HOLDRS.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc. and their affiliates have from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Semiconductor HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Semiconductor HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Semiconductor HOLDRS will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriters, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Semiconductor HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Semiconductor HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc. and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Semiconductor HOLDRS. This prospectus relates only to Semiconductor HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Semiconductor HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Semiconductor HOLDRS, have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through March 2000. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                       ADVANCED MICRO DEVICES, INC. (AMD)

      Advanced Micro Devices, Inc. is a supplier of integrated circuits for the personal and networked computer and communications markets. AMD provides Windows-compatible data processors, memory devices, and communications and networking products that enhance the power and utility of personal computers as information-processing and communications tools. AMD's silicon solutions are designed to improve connectivity, superior visual computing platforms, and faster, easier Internet access from personal computers. AMD's integrated circuits are used in product applications such as telecommunications equipment, data and network communications equipment, consumer electronics, personal computers and workstations. AMD markets and sells its products through its own direct sales force and through third-party distributors and independent representatives.

           Closing           Closing           Closing            Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- -------- -------
January    29 3/8  January   19 3/4  January   35 1/8   January   20 3/16  January   22 15/16 January  36
February   30 3/8  February  19 3/8  February  36       February  23 1/2   February  17 7/8   February 39 1/8
March      33 7/8  March     17 3/8  March     41 1/2   March     29 1/16  March     15 1/2   March    57 1/16
April      36      April     18 5/8  April     42 1/2   April     27 3/4   April     16 1/2
May        33      May       17 5/8  May       40       May       19 9/16  May       18 1/2
June       36 1/2  June      13 5/8  June      35 7/8   June      17 1/16  June      18 1/16
July       32 5/8  July      12 1/8  July      35 1/8   July      17 1/4   July      17 3/8
August     33 3/4  August    12 3/4  August    37 5/8   August    13       August    20 11/16
September  29 1/8  September 14 3/4  September 32 9/16  September 18 9/16  September 17 3/16
October    23 1/2  October   17 3/4  October   23       October   22 9/16  October   19 13/16
November   20 1/2  November  24 1/4  November  21 13/16 November  27 11/16 November  28 1/4
December   16 1/2  December  25 3/4  December  17 3/4   December  29       December  28 15/16

      The closing price on      , 2000 was    .

                           ALTERA CORPORATION (ALTR)

      Altera Corporation designs, manufactures and markets semiconductor integrated circuits which can be programmed from its customer's personal computers. Altera on-site programmability is intended to provide quicker design cycles for customer's products to allow for increased flexibility and faster time-to-market. Altera's products are used in the telecommunications, data communications and electronic data processing industries. Altera markets and sells its products through its own direct sales force, sales representatives and distributors.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January     5 9/16  January   16 15/32 January   21 5/8   January   17 1/8   January   31 7/16  January  65 3/4
February    7 7/64  February  16 5/16  February  22 11/16 February  21 9/16  February  24 5/16  February 79 3/4
March      66 63/64 March     13 31/32 March     21 1/2   March     18 7/8   March     29 3/4   March    89 1/4
April      10 7/64  April     13 3/16  April     24 25/32 April     20 1/4   April     36 1/8
May        9 47/64  May       12 3/32  May       26 1/2   May       16 13/16 May       34 13/16
June       10 13/16 June       9 1/2   June      25 1/4   June      14 25/32 June      36 13/16
July       13 63/64 July      10 1/4   July      30 3/16  July      18 15/64 July      36 1/4
August     15 21/32 August    11       August    26 5/8   August    14 9/16  August    42 1/8
September  15 19/32 September 12 21/32 September 25 5/8   September 17 9/16  September 43 3/8
October    15 1/8   October   15 1/2   October   22 3/16  October   20 13/16 October   48 5/8
November   14 1/2   November  18 7/8   November  23 13/32 November  24 17/32 November  53 7/8
December   12 7/16  December  18 11/64 December  16 9/16  December  30 7/16  December  49 9/16

      The closing price on      , 2000 was    .

                         APPLIED MATERIALS, INC. (AMAT)

      Applied Materials, Inc. develops, manufactures, markets and services semiconductor fabrication equipment and related spare parts for the semiconductor industry. Many of Applied Materials' products are used to build chips, the key component in most advanced electronic products such as computers, telecommunications devices and electronic games. Applied Materials' customers include semiconductor manufacturers and semiconductor integrated circuit or chip manufacturers, who either use Applied Materials' chips in their own products or sell them to other companies. Applied markets and sells its products through its own direct sales force.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January     4 13/16 January    9 1/4   January   12 11/32 January   16 13/32 January   31 19/32 January  68 5/8
February    5 49/64 February   8 15/16 February  12 21/32 February  18 13/32 February  27 13/16 February 91 15/32
March       6 57/64 March      8 23/32 March     11 19/32 March     17 21/32 March     30 27/32 March    94 1/4
April       7 45/64 April     10       April     13 23/32 April     18 1/16  April     26 13/16
May         9 5/8   May        9 5/16  May       16 5/16  May       16       May       27 1/2
June       10 53/64 June       7 5/8   June      17 45/64 June      14 3/4   June      36 15/16
July       12 15/16 July       5 31/32 July      22 31/32 July      16 3/4   July      35 31/32
August     13       August     6 1/16  August    23 19/32 August    12 9/32  August    35 17/32
September  12 25/32 September  6 29/32 September 23 13/16 September 12 5/8   September 38 27/32
October    12 17/32 October    6 39/64 October   16 11/16 October   17 11/32 October   44 29/32
November   12 5/32  November   9 17/32 November  16 1/2   November  19 3/8   November  48 23/32
December    9 27/32 December   8 63/64 December  15 1/16  December  21 11/32 December  63 11/32

                           ANALOG DEVICES, INC. (ADI)

      Analog Devices, Inc. designs, manufactures and markets precision high-performance integrated circuits used in analog and digital signal processing. Analog Devices' products are incorporated by original equipment manufacturers for use in their own products in such fields as communications, computer, industrial, instrumentation, miliary/aerospace, automotive and high-performance consumer electronics applications. Analog Devices markets and sells its products through its own direct sales force, third-party distributors and independent sales representatives.

           Closing           Closing            Closing            Closing            Closing           Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January    5 3/8   January    8 7/16  January   14 1/2   January   14 3/4   January   14 7/8   January  46 3/4
February   6 9/32  February  10 5/64  February  11 5/8   February  16 5/32  February  12 17/32 February 78 5/8
March      6 3/8   March     10 1/2   March     11 1/4   March     16 5/8   March     14 7/8   March    80 1/2
April      6 23/32 April      9 21/32 April     13 3/8   April     19 15/32 April     17 9/16
May        7 25/32 May       10 23/64 May       13 1/4   May       12 11/32 May       19 7/32
June       8 1/2   June       9 33/64 June      13 9/32  June      12 9/32  June      25 3/32
July       9 1/32  July       7 53/64 July      15 3/4   July      10 3/4   July      21 9/16
August     8 21/32 August     9 3/64  August    16 9/16  August     7 1/32  August    25 3/4
September  8 21/32 September 10 11/64 September 16 15/16 September  8 1/32  September 25 5/8
October    9 1/32  October    9 3/4   October   15 9/32  October    9 15/16 October   26 19/32
November   9 7/32  November  12 3/64  November  15 11/16 November  10 7/32  November  28 3/4
December   8 27/32 December  12 45/64 December  13 27/32 December  15 11/16 December  46 1/2

      The closing price on      , 2000 was    .
                            ATMEL CORPORATION (ATML)

      Atmel Corporation designs, manufactures and markets semiconductor integrated circuits. Atmel's circuits are designed for use in wireless and other electronic products, and enhance these products by providing additional features, smaller devices, longer battery life and increased memory capacity. Atmel also develops specialized memory devices which continue to store information even after the power source has been turned off. Atmel markets and sells its products to original equipment manufacturers primarily through manufacturer's representatives and distributors.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January     7 27/32 January   14 1/4   January   23 3/16  January    8 3/32  January    8 7/8   January  31 1/16
February    8 17/32 February  13 3/8   February  18 11/16 February   8 1/8   February   8 19/32 February 49 1/2
March       9 21/32 March     12 3/4   March     11 31/32 March      7 17/32 March      7 19/32 March    51 5/8
April      11       April     20       April     12 7/16  April     10 3/32  April      9 1/8
May        11       May       17 3/4   May       14 3/8   May        7 13/32 May        9 7/8
June       13 27/32 June      15 1/16  June      14       June       6 13/16 June      13 3/32
July       17       July      13 13/16 July      17 1/16  July       5 3/16  July      14 29/32
August     15 13/16 August    12 15/16 August    17 11/16 August     3 1/64  August    19 21/32
September  16 7/8   September 15 7/16  September 18 7/32  September  4 17/32 September 16 29/32
October    15 5/8   October   12 11/16 October   12 15/16 October    5 25/32 October   19 5/16
November   15       November  16 7/16  November  11 7/32  November   6 1/16  November  22 13/32
December   11 3/16  December  16 9/16  December   9 9/32  December   7 21/32 December  29 9/16

      The closing price on     , 2000 was    .

                          BROADCOM CORPORATION (BRCM)

      Broadcom Corporation develops and markets products designed to facilitate high-speed digital data transmission to homes and businesses using existing communications infrastructure. Broadcom designs and develops integrated circuits for several communications markets, including television cable set-top boxes, cable modems for Internet access, high-speed networking for businesses' private networks, digital broadcast of satellite and free terrestrial television signals and digital subscriber lines. Broadcom markets and sells its products through its own direct sales force, third-party distributors and representatives.

           Closing           Closing           Closing           Closing             Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999      Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- --------- -------- ---------
January      *     January     *     January     *     January      *     January    33 9/32  January  144 21/32
February     *     February    *     February    *     February     *     February   30 3/32  February 197 3/8
March        *     March       *     March       *     March        *     March      30 13/16 March    242 7/8
April        *     April       *     April       *     April     12       April      38 9/16
May          *     May         *     May         *     May       12 25/32 May        47 7/8
June         *     June        *     June        *     June      18 13/32 June       72 9/32
July         *     July        *     July        *     July      15 11/16 July       60 1/4
August       *     August      *     August      *     August    12 13/16 August     64 3/8
September    *     September   *     September   *     September 17 3/4   September  54 1/2
October      *     October     *     October     *     October   20 47/64 October    63 29/32
November     *     November    *     November    *     November  22 21/64 November   89 17/32
December     *     December    *     December    *     December  30 3/16  December  136 3/16

      The closing price on     , 2000 was    .

                            INTEL CORPORATION (INTC)

      Intel Corporation designs, manufactures and markets microprocessors, chips, memory products, software and networking and communications equipment. Intel also produces semiconductor integrated circuits used to process information. Intel markets and sells its products to original equipment manufacturers of computer systems, Internet service providers, businesses and individuals though its own direct sales force.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- ---------
January     8 43/64 January   13 13/16 January   40 9/16  January   40 1/2   January   70 15/32 January   98 15/16
February    9 31/32 February  14 45/64 February  35 15/32 February  44 27/32 February  59 31/32 February 113
March      10 39/64 March     14 7/32  March     34 25/32 March     39 1/32  March     59 7/16  March    131 15/16
April      12 51/64 April     16 15/16 April     38 9/32  April     40 13/32 April     61 3/16
May        14 1/32  May       18 7/8   May       37 7/8   May       35 23/32 May       54 1/16
June       15 53/64 June      18 23/64 June      35 29/64 June      37 1/16  June      59 1/2
July       16 1/4   July      18 25/32 July      45 29/32 July      42 7/32  July      69
August     15 11/32 August    19 61/64 August    46 1/16  August    35 19/32 August    82 3/16
September  15 1/32  September 23 55/64 September 46 5/32  September 42 7/8   September 74 5/16
October    17 15/32 October   27 15/32 October   38 1/2   October   44 19/32 October   77 7/16
November   15 7/32  November  31 23/32 November  38 13/16 November  53 13/16 November  76 11/16
December   14 3/16  December  32 47/64 December  35 1/8   December  59 9/32  December  82 5/16

      The closing price on     , 2000 was    .

                          KLA-TENCOR CORPORATION (KLA)

      KLA-Tencor Corporation designs, manufactures and markets the manufacturing and monitoring systems which are used in the production of semiconductors. KLA-Tencor's systems are used to analyze product and process quality at several stages during the semiconductor manufacturing process in order to provide feedback to its customers on any production problems. KLA-Tencor's systems attempt to detect defects at any early stage in order to reduce overall manufacturing costs for its customers. KLA-Tencor markets and sells its products through its own direct sales force and third-party distributors.

           Closing            Closing           Closing            Closing            Closing           Closing
  1995      Price     1996     Price    1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- ------- --------- -------- --------- -------- --------- -------- -------- --------
January    12 1/2   January   14 3/4  January   21 5/16  January   18 3/4   January   28 7/8   January  58 5/8
February   14 1/2   February  12      February  20 27/32 February  23 5/64  February  25 29/32 February 77 15/16
March      15 13/16 March     11 5/16 March     18 1/4   March     19 1/8   March     24 9/32  March    84 1/4
April      15 1/2   April     14 7/16 April     22 1/4   April     20 5/32  April     24 13/16
May        17 7/16  May       13 1/2  May       23 25/32 May       16 7/8   May       22 3/4
June       19 5/16  June      11 5/8  June      24 3/8   June      13 27/32 June      32 7/16
July       21 11/16 July      9 7/16  July      30 9/32  July      14 15/16 July      33 7/8
August     21 3/8   August    9 7/8   August    35 7/16  August    10 5/8   August    31 13/32
September  20 1/16  September 11 1/4  September 33 25/32 September 12 7/16  September 32 1/2
October    21 3/8   October   12 1/8  October   21 31/32 October   18 7/16  October   39 19/32
November   17 1/4   November  17 3/4  November  19 3/8   November  17 1/32  November  42 9/32
December   13 1/32  December  17 3/4  December  19 5/16  December  21 11/16 December  55 11/16

      The closing price on     , 2000 was    .

                      LINEAR TECHNOLOGY CORPORATION (LLTC)

      Linear Technology Corporation designs, manufactures and markets high-performance integrated linear circuits. Linear circuits monitor, simplify and transform analog signals and also regulate the voltage within an electronic system. Linear Technology products include amplifiers for video and data signals, voltage regulators, and circuits to transfer signals within electronic systems and data converters. Linear Technologies markets and sells its products primarily through its own direct sales force, distributors and resellers.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    6 3/16   January   11 1/32  January   12 3/16  January   16 9/16  January   25 7/16  January  47 11/32
February   6 13/16  February  11 5/8   February  11 9/32  February  18 15/16 February  21 29/32 February 52 15/32
March      7        March     10 7/16  March     11 1/16  March     17 1/4   March     25 5/8   March    55
April      7 15/32  April     8 19/32  April     12 9/16  April     20 1/8   April     28 7/16
May        7 21/32  May       8 5/8    May       12 17/32 May       17 31/64 May       26 1/2
June       8 1/4    June      7 1/2    June      12 15/16 June      15 5/64  June      33 5/8
July       9 11/16  July      7 7/8    July      16 23/32 July      14 61/64 July      30 11/16
August     10 1/8   August    8 1/2    August    16 25/64 August    11 3/4   August    31 15/32
September  10 3/8   September 9 7/32   September 17 3/16  September 12 1/2   September 29 25/64
October    10 15/16 October   8 3/8    October   15 23/32 October   14 29/32 October   34 31/32
November   11 5/16  November  11 25/32 November  16 3/32  November  17 33/64 November  35 17/32
December   9 13/16  December  10 31/32 December  14 13/32 December  22 25/64 December  35 25/32

      The closing price on     , 2000 was    .

                          LSI LOGIC CORPORATION (LSI)

      LSI Logic Corporation supplies communications chips for data transfer and networking and wireless applications. LSI also provides chips and circuit boards for network computing and supplies storage solutions for networks. LSI markets and sells its products primarily to original equipment manufacturers through its own direct sales force and through independent sales representatives and distributors.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January    10 21/32 January   14 1/8   January   17 3/8   January   12       January   13 31/32 January  40 3/4
February   13 5/8   February  13 13/16 February  17 1/4   February  11 27/32 February  12 15/16 February 64
March      13 1/8   March     13 7/16  March     17 3/8   March     12 5/8   March     15 19/32 March    72 5/8
April      16 21/32 April     18       April     19       April     13 9/16  April     17
May        16 7/8   May       15 9/16  May       21       May       10 21/32 May       18 17/32
June       19 9/16  June      13       June      16       June      11 17/32 June      23 1/16
July       23 3/8   July       9 3/4   July      15 3/4   July      10 11/32 July      25 3/16
August     24 5/8   August    10 15/16 August    16 1/8   August     6 1/8   August    28 3/8
September  29       September 11 5/8   September 16 1/16  September  6 5/16  September 26
October    23 7/16  October   13 1/4   October   11 1/16  October    7 9/16  October   26 19/32
November   20 15/16 November  15 1/16  November  11 5/8   November   7 13/16 November  30 7/32
December   16 3/8   December  13 3/8   December   9 13/16 December   8 1/16  December  33 3/4

      The closing price on     , 2000 was    .

                     MAXIM INTEGRATED PRODUCTS, INC. (MXIM)

      Maxim Integrated Products, Inc. designs, develops, and manufactures linear and mixed-signal integrated circuits which detect, measure, amplify, and convert signals such as temperature, pressure, and sound, into the digital signals necessary for computer processing. Maxim's products include microprocessor and display circuits, data converters, amplifiers, switches, voltage detectors, fiber optic products and wireless products. Maxim's products are used in personal computers and external devices attached to computers, test equipment, hand-held devices, wireless communicators and video displays. Maxim markets and sells its products through its own direct sales force and its own and other unaffiliated distribution channels.

           Closing           Closing            Closing            Closing            Closing           Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    3 5/8   January    8 7/8   January   14 1/16  January   17 5/16  January   25 23/32 January  50 1/8
February   4 7/64  February   9 1/16  February  12 13/32 February  20 3/16  February  20 27/32 February 66 13/16
March      4 9/16  March      7 3/4   March     12 3/32  March     18 7/32  March     27 1/16  March    71 1/16
April      4 17/32 April      8 9/16  April     13 7/32  April     20 3/16  April     28
May        5 47/64 May        8 1/2   May       13 7/16  May       16 11/16 May       26 23/32
June       6 3/8   June       6 53/64 June      14 7/32  June      15 27/32 June      33 1/4
July       7 25/64 July       7 1/8   July      17 9/32  July      16       July      32 1/32
August     9 17/32 August     7 43/64 August    17 9/32  August    13 3/4   August    33 21/32
September  9 1/4   September  8 27/32 September 17 55/64 September 13 15/16 September 31 35/64
October    9 11/32 October    8 3/4   October   16 9/16  October   17 27/32 October   39 15/32
November   9 3/8   November  11 19/32 November  17 9/32  November  19 5/8   November  40 5/32
December   9 5/8   December  10 13/16 December  17 1/4   December  21 27/32 December  47 3/16

      The closing price on     , 2000 was    .

                          MICRON TECHNOLOGY, INC. (MU)

      Micron Technology, Inc. designs, develops, manufactures and markets semiconductor memory products and personal computer, or PC, systems. Micron's principal product is the DRAM, a memory component which stores digital information and provides high-speed storage and retrieval of data. Micron's PC operations develop, manufacture and market a wide range of desktop and notebook PC systems and network servers. They also sell, resell and support a variety of external computer devices, software and services. Micron markets and sells its products through its own direct sales force, independent sales representatives and distributors. On March 29, 2000, Micron Technology announced a 2-for-1 stock split on its common stock for shareholders of record on April 18, 2000. The shares will begin trading on a split-adjusted basis on May 2, 2000. The following table does not take into account any adjustments for this stock split.

           Closing           Closing           Closing            Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price    2000    Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- ------- -------- --------
January    22 1/8  January   34 1/4  January   34 3/4   January   34 9/16  January   78      January   62 3/16
February   31      February  32      February  37 3/4   February  33 3/16  February  57 5/8  February  97
March      38 1/16 March     31 5/8  March     40 3/8   March     29 1/16  March     48 3/16 March    126
April      41 1/4  April     36 3/8  April     35 1/4   April     31 1/16  April     37 1/4
May        44 5/8  May       32 1/8  May       42 1/4   May       23 93/16 May       37 7/8
June       55      June      25 7/8  June      40       June      24 13/16 June      40 1/2
July       62 3/8  July      18 7/8  July      48 1/2   July      33 5/16  July      61 5/8
August     76 7/8  August    22 3/4  August    44 1/2   August    22 3/4   August    74 7/8
September  79 3/8  September 30 1/2  September 34 11/16 September 30 7/16  September 66 1/2
October    70 1/2  October   25      October   26 7/8   October   38       October   71 5/16
November   54 1/4  November  33 1/8  November  24 7/8   November  41 5/16  November  67 1/16
December   39 5/8  December  29 1/8  December  25 15/16 December  50 9/16  December  78 1/8

      The closing price on     , 2000 was    .

                    NATIONAL SEMICONDUCTOR CORPORATION (NSM)

      National Semiconductor Corporation develops, manufactures and markets semiconductor products, including microprocessors for personal computers and various types of integrated circuits. Integrated circuits employ analog, mixed signal and digital technologies and are used in personal computers and other data processing products, telecommunications products, networks and industrial applications. National Semiconductor markets and sells its products to original equipment manufacturers through its own direct sales force.

           Closing           Closing           Closing            Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- -------- -------
January    18 1/4  January   17 1/8  January   27 3/4   January   28 1/8   January   12 15/16 January  52 1/2
February   17      February  15 5/8  February  26 1/4   February  23 7/8   February  10 1/2   February 75 1/8
March      17 1/2  March     13 7/8  March     27 1/2   March     20 15/16 March      9 5/16  March    60 3/4
April      23      April     15 3/4  April     25       April     22       April     12 1/2
May        25      May       16 1/4  May       28 1/8   May       16 1/4   May       19 3/8
June       27 3/4  June      15 1/2  June      30 5/8   June      13 1/8   June      25 5/16
July       27      July      14 1/8  July      31 1/2   July      12 5/16  July      24 9/16
August     28 1/4  August    18 1/2  August    34 1/4   August     9 1/16  August    28 3/16
September  27 5/8  September 20 1/8  September 41       September  9 11/16 September 30 9/16
October    24 3/8  October   19 1/4  October   36       October   12 11/16 October   29 15/16
November   21 3/8  November  24 1/2  November  33 1/8   November  14 3/8   November  42 1/2
December   22 1/8  December  24 1/2  December  25 15/16 December  13 1/2   December  42 13/16

      The closing price on     , 2000 was    .

                         NOVELLUS SYSTEMS, INC. (NVLS)

      Novellus Systems, Inc. manufactures, markets and services systems used in the production of computer chips to some of the largest semiconductor manufacturers. Novellus' products are used to provide productivity and quality control solutions to the worldwide semiconductor industry. Novellus markets and sells its products domestically through its own direct sales force and internationally through wholly owned subsidiaries.

           Closing            Closing           Closing            Closing             Closing           Closing
  1995      Price     1996     Price    1997     Price     1998     Price     1999      Price     2000    Price
---------  -------- --------- ------- --------- -------- --------- -------- --------- --------- -------- -------
January     7 13/64 January   8 7/8   January   13 13/64 January   12 1/64  January    24 3/8   January  49 1/8
February    8 51/64 February  8 47/64 February  13 5/8   February  15 63/64 February   19 11/16 February 59 5/16
March      10 21/64 March     7 27/64 March     11 1/2   March     14 27/64 March      18 3/8   March    56 1/8
April      10 1/8   April     9 3/64  April      9 5/8   April     15 61/64 April      15 3/4
May        10 21/64 May       8 11/64 May       13 41/64 May       12 39/64 May        16 17/64
June       11 19/64 June      6       June      14 27/64 June      11 57/64 June       22 3/4
July       13 19/64 July      6       July      17 1/2   July      13 5/64  July       21 29/64
August     12 9/32  August    6 19/64 August    19 7/64  August     8 7/8   August     17 63/64
September  11 43/64 September 7 7/64  September 21       September  8 3/4   September  22 31/64
October    11 31/64 October   6 7/8   October   14 53/64 October   12 15/16 October    25 53/64
November   10 21/64 November  9 37/64 November  12 35/64 November  16 35/64 November   27 3/8
December    9       December  9 1/32  December  10 49/64 December  16 1/2   December   40 27/32

      The closing price on     , 2000 was    .

                           SANDISK CORPORATION (SNDK)

      SanDisk Corporation designs, manufactures and markets digital imaging and audio storage products used in a wide variety of electronic systems. SanDisk Products are used in digital cameras, portable digital music players, digital video recorders, smart phones and other consumer electronics devices. SanDisk markets and sells its products through a direct sales force and through distributors and manufacturers' representatives.

           Closing           Closing           Closing            Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000     Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- -------- ---------
January     *      January   9 5/8   January    6       January   10       January   14 7/16  January   66 15/16
February    *      February  7       February   6 5/8   February  12 23/32 February  14       February  89
March       *      March     6 1/2   March      4 15/16 March     12 7/16  March     13 1/4   March    122 1/2
April       *      April     7 7/16  April      6 3/8   April     10 7/16  April     10 1/8
May         *      May       7 1/2   May        7 3/16  May        8 1/16  May       15 1/2
June        *      June      6 1/16  June       7 5/16  June       6 29/32 June      22 1/2
July        *      July      5 13/16 July      11       July       5 5/16  July      38 3/8
August      *      August    5 13/16 August    13 9/16  August     4 3/8   August    42 3/16
September   *      September 7 15/16 September 18       September  3 7/8   September 32 19/32
October     *      October   6 5/8   October   11 15/16 October    4 13/16 October   30 5/16
November   11 1/8  November  6 7/8   November  12 1/4   November   5 15/16 November  33 1/32
December    7 1/2  December  4 7/8   December  10 5/32  December   7 1/16  December  48 1/8

      The closing price on     , 2000 was    .

                          SOLECTRON CORPORATION (SLR)

      Solectron Corporation provides customized electronics manufacturing services to original equipment manufacturers who design and sell networking equipment, workstations, personal and notebook computers, computer peripherals, telecommunications equipment and other electronic equipment. Solectron services include materials management, board design, assembly of complex printed circuit boards and other electronic assemblies, test engineering, software manufacturing, accessory packaging and post-manufacturing services. Solectron customers contract with Solectron to build their products for them or to obtain other related services. Solectron markets and sells its products and services through direct salespersons and project managers, senior executives as well as independent sales representatives in certain geographic areas.

           Closing           Closing           Closing            Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- -------- -------
January    2 63/64 January   5 3/4   January    7 17/32 January   10 13/16 January   22 17/64 January  36 5/16
February   3 1/64  February  6 1/16  February   6 39/64 February  12 3/32  February  22 11/32 February 32 3/4
March      3 21/32 March     5 1/2   March      6 17/64 March     10 9/16  March     24 9/32  March    40 1/8
April      3 43/64 April     5 9/16  April      7 5/32  April     11 5/64  April     24 1/4
May        3 49/64 May       5 27/64 May        7 13/16 May       10 11/32 May       27 3/8
June       4 17/64 June      4 47/64 June       8 49/64 June      10 33/64 June      33 11/32
July       4 35/64 July      3 15/16 July       9 55/64 July      12       July      32 7/32
August     4 7/16  August    4 43/64 August    10 15/32 August    10 21/64 August    39 1/8
September  4 15/16 September 6 1/8   September 11 1/8   September 12 1/32  September 35 29/32
October    5 1/32  October   6 11/16 October    9 13/16 October   14 5/16  October   37 5/8
November   5 5/16  November  7 5/16  November   9 7/64  November  16 37/64 November  41 1/4
December   5 33/64 December  6 43/64 December  10 25/64 December  23 15/64 December  47 9/16

      The closing price on     , 2000 was    .

                              TERADYNE INC. (TER)

      Teradyne, Inc. manufactures product testing equipment and software for the electronics and communications industries. Teradyne's products are used by electronics and communication systems manufacturers to test semiconductors, circuits, telephone lines and networks, electrical connection systems and software. Teradyne's testing products are designed to allow its customers to measure product performance, improve product quality and shorten time to market. Teradyne markets and sells its products primarily through its own direct sales force.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January     8 1/8   January   11 1/16  January   15 7/16  January   19 3/4   January   32 1/2   January  64 3/4
February    9 3/32  February  10 5/16  February  13 5/8   February  23 19/32 February  24       February 87
March      10 3/8   March      8 3/8   March     14 7/16  March     20 1/32  March     27 9/32  March    82
April      12 21/32 April     10 1/4   April     16 3/8   April     18 1/4   April     23 19/32
May        13 17/32 May       10 1/16  May       20 1/2   May       15 3/8   May       26 13/32
June       16 11/32 June       8 5/8   June      19 3/4   June      13 3/8   June      35 7/8
July       20 15/32 July       6 3/4   July      23 5/16  July      11 15/32 July      37 1/8
August     18 15/16 August     7 3/4   August    27 27/32 August     8 11/16 August    34 1/32
September  18       September  8 5/16  September 26 29/32 September  9 1/8   September 35 1/4
October    16 11/16 October    7 15/16 October   18 23/32 October   16 1/4   October   38 1/2
November   13 1/16  November  11 13/16 November  16 13/32 November  16 1/32  November  43 9/16
December   12 9/16  December  12 3/16  December  16       December  21 3/16  December  66

      The closing price on     , 2000 was    .

                      TEXAS INSTRUMENTS INCORPORATED (TXN)

      Texas Instruments Incorporated designs and supplies digital signal processors and analog integrated circuits, which aim to convert electronics from analog to digital. Texas Instruments' semiconductor products are used in digital cell phones, computers, printers, hard disk drives and modems. Texas Instruments also sells electronic controls and connectors, sensors, radio-frequency identification systems and educational and graphing calculators. Texas Instruments markets and sells its products through its own direct sales force and third-party distributors.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January     8 5/8   January   11 19/32 January   19 19/32 January   27 5/16  January   49 7/16  January  107 3/4
February    9 27/32 February  12 15/32 February  19 9/32  February  29       February  44 19/32 February 166 1/8
March      11 1/16  March     12 23/32 March     18 23/32 March     27 1/16  March     49 5/8   March    160
April      13 1/4   April     14 1/8   April     22 5/16  April     32 1/16  April     51 1/16
May        14 29/64 May       14 1/16  May       22 7/16  May       25 23/32 May       54 11/16
June       16 47/64 June      12 15/32 June      21 1/64  June      29 5/32  June      72
July       19 17/32 July      10 13/16 July      28 3/4   July      29 11/16 July      72
August     18 21/32 August    11 11/16 August    28 13/32 August    23 11/16 August    82 1/16
September  19 31/32 September 13 25/32 September 33 1/2   September 26 1/2   September 82 1/4
October    17 1/8   October   12 1/32  October   26 43/64 October   31 31/32 October   89 3/4
November   14 15/32 November  15 15/16 November  24 13/16 November  38 3/16  November  96 1/16
December   12 7/8   December  15 15/16 December  22 1/2   December  42 13/16 December  96 5/8

      The closing price on     , 2000 was    .

                    VITESSE SEMICONDUCTOR CORPORATION (VTSS)

      Vitesse Semiconductor Corporation designs, manufactures and markets high-performance integrated chips used by systems manufacturers in the communications and automatic test equipment market. These integrated circuits are designed to handle the increased speed and capacity requirements of local and long distance communications providers and Internet service providers. Vitesse markets and sells its products primarily through its own direct sales force and distributors.

           Closing           Closing           Closing            Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000     Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- -------- ---------
January      51/64 January   2 7/64  January    9 9/64  January   10 55/64 January   25 27/32 January   43 1/2
February     55/64 February  3 13/64 February   6 63/64 February  12 45/64 February  22 31/32 February 103 13/16
March        51/64 March     3 51/64 March      6 29/32 March     11 51/64 March     25 5/16  March     96 1/4
April      1       April     4 63/64 April      7 7/8   April     14 27/64 April     23 5/32
May        1 1/8   May       4 43/64 May        8 31/32 May       12 13/16 May       27 15/32
June       1 17/64 June      4       June       8 11/64 June      15 7/16  June      33 23/32
July       1 29/64 July      4 21/64 July      12 3/32  July      16 7/16  July      31 15/16
August     1 43/64 August    5 5/16  August    11 25/32 August    13 9/16  August    34
September  2 3/8   September 6 7/16  September 12 25/64 September 11 13/16 September 42 11/16
October    1 61/64 October   5 5/16  October   10 27/32 October   16 1/8   October   45 7/8
November   1 55/64 November  7 61/64 November  11 3/16  November  17 13/16 November  45 1/16
December   2 1/8   December  7 37/64 December   9 7/16  December  22 13/16 December  52 7/16

      The closing price on     , 2000 was    .

                              XILINX, INC. (XLNX)

      Xilinx, Inc. designs, develops and markets integrated circuits, software design tools, predefined system functions and field engineering support. Xilinx forms strategic alliances with chip manufacturers, allowing Xilinx to focus on research and development, marketing and technical support. Xilinx markets and sells its products through independent sales representative firms, franchised domestic distributors and foreign distributors.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January     4 13/16 January    9 21/32 January   11 3/8   January    9 31/64 January   20 3/4   January  45 3/4
February    5 37/64 February   9 21/32 February  11 9/32  February  10 31/32 February  17 7/16  February 79 3/4
March       5 41/64 March      7 15/16 March     12 3/16  March      9 23/64 March     20 9/32  March    82 13/16
April       6 25/64 April      9 7/32  April     12 1/4   April     11 7/16  April     22 13/16
May         7 1/64  May        8 11/16 May       13 13/32 May        9 33/64 May       22 7/32
June        7 53/64 June       7 15/16 June      12 17/64 June       8 1/2   June      28 5/8
July        9 63/64 July       8 3/32  July      11 27/32 July       9 3/8   July      31 3/16
August     10 23/32 August     8 3/4   August    11 7/8   August     7 5/8   August    34 31/32
September  12 1/32  September  8 1/2   September 12 21/32 September  8 3/4   September 32 49/64
October    11 1/2   October    8 3/16  October    8 17/32 October   11 11/64 October   39 5/16
November    8 1/32  November  10 31/32 November   8 41/64 November  12 11/16 November  44 3/4
December    7 5/8   December   9 13/64 December   8 49/64 December  16 9/32  December  45 15/32

      The closing price on     , 2000 was    .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


[LOGO OF SEMICONDUCTOR HOLDERS]


                       1,000,000,000 Depositary Receipts

                          Semiconductor HOLDRSSM Trust

                             ---------------------

                              P R O S P E C T U S

                             ---------------------

                              Merrill Lynch & Co.

                           A.G. Edwards & Sons, Inc.

                                      , 2000

      Until     , 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Semiconductor HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

     Securities and Exchange Commission registration fee.............. $290,136
     Printing and engraving expenses..................................  150,000
     Legal fees and expenses..........................................  200,000
     Rating agency fees...............................................        0
     Miscellaneous....................................................    9,864
                                                                       --------
       Total.......................................................... $650,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on April 12, 2000.

                                          Merrill Lynch, Pierce, Fenner &
                                          Smith
                                                    Incorporated

                                                            *
                                          By: _________________________________
                                             Name: Ahmass L. Fakahany
                                             Title: Senior Vice President,
                                                    Chief Financial Officer
                                                    and Controller

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on April 12, 2000.

                 Signature                                     Title
                 ---------                                     -----

                   *                        Chief Executive Officer, Chairman of the
___________________________________________  Board and Director
             John L. Steffens

                   *                        Director
___________________________________________
             E. Stanley O'Neal

                   *                        Director
___________________________________________
            George A. Schieren

                   *                        Senior Vice President, Chief Financial
___________________________________________  Officer and Controller
            Ahmass L. Fakahany

        /s/ Stephen G. Bodurtha             Attorney-in-Fact
___________________________________________
            Stephen G. Bodurtha

                               INDEX TO EXHIBITS

 Exhibits
 --------
    4.1   Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of Bank of New York,
          as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS
    5.1   Opinion of Shearman & Sterling regarding the validity of the
          Semiconductor HOLDRS Receipts
    8.1   Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences
  *24.1   Power of Attorney (included in Part II of Registration Statement)

--------
* Previously filed.